UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2005

DONALDSON COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1400 West 94th Street Minneapolis, MN 55431

(Address of principal executive offices)

(952) 887-3131

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 29, 2005, the Board of Directors of Donaldson Company, Inc., upon the recommendation of the Corporate Governance Committee, approved certain changes to the compensation paid to the Company’s non-employee directors. Effective December 1, 2005, the compensation paid to Donaldson’s non-employee directors shall be as follows:

1.	An annual retainer of $38,000 paid on December 1 of each year (no change);
2.	An annual retainer of $10,000 paid on December 1 of each year for the chair of the audit committee chair (increased from $5,000);
3.	An annual retainer of $5,000 paid on December 1 of each year for the chair of each of the Board’s corporate governance and human resources committees (increased from $2,500);
4.	A fee of $2,500 for each board meeting attended (no change);
5.	A fee of $1,500 for each audit committee meeting attended (increased from $1,000);
6.	A fee of $1,000 for each of the Board’s corporate governance and human resources committees meetings attended (no change);
7.	An annual stock option grant of 7,200 shares awarded on December 1 of each year (no change).

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 4, 2005

DONALDSON COMPANY, INC.

By:	/s/ Norman C. Linnell

Name: Norman C. Linnell
Title: Vice President, General Counsel
and Secretary